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                                                              March 3, 2004

SLD Capital Corp
1220 Mirabeau Lane
Gladwyne, PA 19035
Attention: Steven B. Rosner

                  Re:   Consulting Agreement

Dear Steve:

            This letter sets forth the agreement (the "Agreement") between Home Director, Inc. (the "Company") and SLD Capital Corp. (the "Consultant") relating to the performance by the Consultant of investor relations services (the "Services") for the Company, including but not limited to introducing the Company to (1) significant members of the investment and financial community who are potential market makers or investors in the Company's publicly traded common stock ("Common Stock") and (2) important business contacts in the home networking industry.

            The Company hereby engages the Consultant, as an independent contractor and not as an agent, to perform the Services for the Company on a non-exclusive basis, for the consideration and during the Term hereinafter set forth. The Consultant hereby accepts the engagement and agrees to devote its skills, knowledge and commercially reasonable efforts to the performance of the Services during the Term in furtherance of the best interests of the Company. The Consultant expressly acknowledges that it has no authority to act for or to bind the Company or to use for its own benefit or otherwise make disclosure of any information concerning the Company that the Consultant knows or has reason to believe may be material and not otherwise publicly available, howsoever and whenever it may acquire such information.

            In addition, notwithstanding the provisions contained herein, the Consultant hereby agrees that, during any public or private offering by the Company of shares of its capital stock (a "Quiet Period"), the Consultant will
(i) cease providing the Services and (ii) refrain from purchasing or selling any shares of Common Stock in connection with the Services or otherwise. The Company shall notify the Consultant in writing of the beginning and end of each Quiet

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Period; provided, however, that the Consultant hereby acknowledges that a Quiet
Period is currently in effect and will remain in effect until the Company completes its private offering of Units, at which time the Company will provide the Consultant with written notice of the end of the current Quiet Period.

            The term ("Term") of the Agreement shall commence on December 15, 2003 and shall continue for seven months thereafter unless renewed or extended by mutual consent of the parties.

            As consideration for the Services, the Company shall (1) pay to the Consultant during the Term a monthly fee of $6,000 and (2) issue to the Consultant a three-year warrant ("Warrant") to purchase 100,000 shares of Common Stock at an exercise price of $1.15 per share. The Warrant shall be immediately exercisable with respect to 50,000 shares of Common Stock and become exercisable as to the remaining 50,000 shares of Common Stock at such time as the Common Stock is qualified for listing on the American Stock Exchange. The Common Stock underlying the Warrant shall be subject to customary "piggyback" registration rights as set forth in the Warrant (which shall be subject to customary limitations, lock-ups and holdbacks and the requirements of existing obligations of the Company) so long as such shares are not otherwise saleable pursuant to Rule 144(k) under the Securities Act of 1933.

            The Consultant represents and warrants to the Company that the Consultant is an accredited investor within the meaning of Rule 501 under the Securities Act and covenants and agrees that it will not assign or otherwise transfer the Warrants or the underlying shares except in compliance with the registration requirements of the Securities Act and state securities laws or an appropriate exemption from such requirements. The Consultant acknowledges that the Warrants will bear a legend to the foregoing effect.

            The Consultant hereby acknowledges that the Company is subject to the requirements of Regulation FD under the Securities Exchange Act and may not provide the Consultant with any material non-public information about the Company in connection with the rendering of the Services or otherwise.

            Please sign and return a copy of this letter to evidence your acknowledgement and agreement to the terms set forth herein.

                                       Very truly yours,


                                       Donald B. Witmer
                                       Chairman and Chief Executive Officer

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ACKNOWLEDGED AND AGREED TO:

SLD CAPITAL CORP.


By:____________________________
     Name:
     Title: